EXHIBIT 21


                               LEVI STRAUSS & CO.
                       SUBSIDIARIES AS OF JANUARY 25, 2001


Battery Street Enterprises, Inc.
         Levi Strauss Services Inc.
Hartwell Commodities Group
Levi Strauss (Geneva) S.A.
Levi Strauss (Hong Kong) Limited
Levi Strauss (India) Private Limited
Levi Strauss Brasil Representacoes Ltda
Levi Strauss Dominicana S.A.
Levi Strauss Eximco (Asia) Pte Ltd
Levi Strauss Eximco Chile Limitada
Levi Strauss Eximco de Columbia Limitada
Levi Strauss Financial Center Corporation
         Levi Strauss Funding Corp.
Levi Strauss Foreign Sales Corporation
Levi Strauss Global Fulfillment Services, Inc.
Levi Strauss International
         Levi Strauss & Co. (Canada) Inc.
         Levi Strauss & Co. Europe S.A.
                  Casualwear Direct B.V.
                  Levi Strauss & Co. Financial Services S.A.
         Levi Strauss (Australia) Pty. Ltd.
         Levi Strauss (Far East) Ltd.
                  Levi Strauss do Brasil Industria e Comercio Ltda PT Levi Strauss Indonesia
         Levi Strauss (Malaysia) Sdn. Bhd.
         Levi Strauss (New Zealand) Ltd.
         Levi Strauss (Phil.) Inc. II
         Levi Strauss (Philippines) Inc.
         Levi Strauss (Suisse) S.A.
         Levi Strauss (U.K.) Limited
                  Farvista Limited
                  Levi Strauss Pension Trustee Ltd.
                  Middlebrook Ltd.
                  Retailindex Limited
         Levi Strauss Asia Pacific Division Pte Ltd
         Levi Strauss Belgium, S.A.
         Levi Strauss Chile Limitada
         Levi Strauss Continental S.A.
                  Levi Strauss International Group Finance
                  B.V.B.A./S.P.R.L.

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                           Levi Strauss International Group Finance
                           Coordination Services C.V.A./S.C.A.
                  Paris - O.L.S.S.A.R.L.
         Levi Strauss de Espana S.A.
         Levi Strauss de Mexico, S.A. de C.V.
         Levi Strauss France, S.A.
         Levi Strauss Germany GmbH
         Levi Strauss Global Operations, Inc.
                  Levi Strauss Nederland B.V.
                           Dockers Europe BV
                                    Casual Wear Co. A/S
                                    Dockers Portugal Clothing, Lda
                           Levi Strauss Hellas S.A.
                           Levi Strauss Polska Sp.zo.o.
                           Levi Strauss Praha, Spol.Sro. (Levi Strauss Prague,
                             Ltd)
                           Levi Strauss South Africa (Proprietary) Limited Levi Strauss Hungary Trading Ltd.
         Levi Strauss Instanbul Konfeksiyon Sanayi ve Ticaret A.S.
         Levi Strauss Italia, Srl
                  Flagstore Srl
         Levi Strauss Korea Ltd.
         Levi Strauss Latin America, Inc.
                  Levi Strauss Latin America, Inc. & CIA
         Levi Strauss Mauritius Limited
                  Levi Strauss (India) Private Limited
         Levi Strauss Norway, A/S
                  Buksehjornet A/S (Joint Stock Company)
         Levi Strauss, U.S.A., LLC
         Levi Strauss-Argentina, LLC
         Saddleman South America, Inc.
         Suomen Levi Strauss OY
Levi Strauss Japan K.K.
Levi's Only Stores, Inc.
         LDJV, Inc.
Majestic Insurance International Ltd.
Miratrix, S.A.
NF Industries, Inc.
         Levi Strauss Funding, LLC

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January 19, 2001



To:      TULIP ASSET PURCHASE COMPANY B.V.
         Gustav Mahlerlaan 10
         1082 PP Amsterdam
         The Netherlands

Dear Sirs,

EUROPEAN SECURITISATION - GUARANTEE AGREEMENT

We refer to a Guarantee Agreement dated 29 February 2000 and made between ourselves as Parent and yourselves as Purchaser.

The Guarantee  Agreement relates to a Receivables  Purchase Agreement dated
29 February 2000 and made between Levi Strauss Germany GmbH, a company registered under HRB 6223 at Amtsgericht Offenbach am Main, Federal Republic of Germany, acting through its principal office at Heusenstamm, Federal Republic of Germany as Seller and yourselves as Purchaser (the "RECEIVABLES PURCHASE AGREEMENT").


Terms defined in the Guarantee Agreement and in the Receivables Purchase Agreement shall have the same meaning herein.

Pursuant to the guarantee agreement we provide a limited guarantee, up to the guarantee cap, for the payment obligations of the debtors under the purchased receivables.

We acknowledge receipt of a copy of a letter dated 28 December 2000 from Levi Strauss Germany GmbH and countersigned by yourselves entitled European Securitisation (the "AMENDMENT LETTER"), whereby a Clause 5 (Clean-Up Call) is added to the Receivables Purchase Agreement. We confirm our agreement with the content of the Amendment Letter and the consequential modifications to the Receivables Purchase Agreement. We also confirm that the limited guarantee described in the Guarantee Agreement shall remain in full force and effect, and shall related to the Receivables Purchase Agreement as amended pursuant to the Amendment Letter.

Yours faithfully,

LEVI STRAUSS & CO.



_______________________
Joseph M. Maurer
Vice President & Treasurer